EXHIBIT 10.1

AGREEMENT FOR SHARE EXCHANGE

THIS AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is dated as of December 22, 2008, by and among (1) Chinaone Investment Ltd., a Republic of Seychelles corporation, (“Chinaone”), (2) CHINA SHOE HOLDINGS, INC., a Nevada corporation (the “COMPANY”), the Shareholders of Chinaone listed in Exhibit A (“Chinaone SHAREHOLDERS”) who execute this Agreement.

RECITALS:

THE COMPANY and  Chinaone desire to complete a share exchange transaction pursuant to which COMPANY shall acquire all of the issued and outstanding common stock of Chinaone, a Republic of Seychelles corporation, in exchange for the issuance of shares of voting stock of the COMPANY; and

THE Board of Directors of the COMPANY, the Board  of Directors of  Chinaone have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

Chinaone is the ninety-five percent (95%) owner Fuzhou Canyuan Herbal Health Drinks Co., Ltd. (“Fuzhou”), a Sino-foreign JV registered in China.

All PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed share exchange transaction.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
THE EXCHANGE

1.1           The Exchanges.  At the Closing (as hereinafter defined), the COMPANY shall acquire all of the issued and outstanding common stock of Chinaone. Consideration to be issued by the COMPANY shall be a total of 1,699,254,200 shares of its common stock (94% in the surviving entity), in which 27,118,260 shares (1.5% of the surviving entity) to be issued to certain entities designated. The Exchanges shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through issuance of the   Exchange Shares, the COMPANY shall have a total of 1,807,717,242 shares of its common stock issued and outstanding.   For Federal income tax purposes, it is intended that the Exchanges shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.2           Closing and Effective Time.  Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the date of Exchanges (the "Effective Time").

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the COMPANY.  The COMPANY represents and warrants to Chinaone as follows:

(a)           Organization, Standing and Power.  The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is a listed company on the OTC Bulletin Board of United States of America, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)           Capital Structure.  As of the date of execution of this Agreement, the authorized capital stock of the COMPANY consists of 310,000,000 shares of Common Stock with a par value of USD $0.001 per share, of which 108,463,042  shares are currently issued and outstanding.  The Exchange Shares and to be issued respectively pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of the COMPANY approving such issuance, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as otherwise specified herein, as of the date of execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from the COMPANY at any time, or upon the happening of any stated event, any shares of the capital stock of the COMPANY whether or not presently issued or outstanding.

(c)           Certificate of Incorporation, Bylaws, and Minute Books.  The copies of the Articles of Incorporation and of the Bylaws of the COMPANY which have been delivered to Chinaone are true, correct and complete copies thereof.  The minute book of the COMPANY, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of the COMPANY since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d)           Authority.  The COMPANY has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the COMPANY.  No other corporate or shareholder proceedings on the part of the COMPANY are necessary to authorize the Exchanges, or the other transactions contemplated hereby.

(e)           Conflict with Other Agreements; Approvals.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of the COMPANY or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the COMPANY which violation would have a material adverse effect on the COMPANY taken as a whole.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to the COMPANY in connection with the execution and delivery of this Agreement by the COMPANY or the consummation by the COMPANY of the transactions contemplated hereby.

(f)           Books and Records.  The COMPANY has made and will make available for inspection by Chinaone upon reasonable request all the books of the COMPANY relating to the business of the COMPANY.  Such books of the COMPANY have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to Chinaone by the COMPANY are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g)          Compliance with Laws.  The COMPANY is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h)          SEC Filings. The COMPANY has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

(i)           Financial Statements and Tax Returns.  Copies of the COMPANY’s audited financial statements for the fiscal year ended December 31, 2007, its unaudited financial statements for the period ended September 30, 2008, and of its tax return for the fiscal year 2007 have been delivered to Chinaone.

(j)           Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of the COMPANY, threatened against or affecting the COMPANY which is reasonably likely to have a material adverse effect on the COMPANY, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the COMPANY having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k)           Tax Returns.  The COMPANY has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon the COMPANY.

2.2           Representations and Warranties of Chinaone. Chinaone represents and warrants to the COMPANY as follows:

(a)            Organization, Standing and Power.    Chinaone Investment Ltd., a corporation duly organized, validly existing and in good standing under the laws of Republic of Seychelles, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b)           Capital Structure.  The authorized capital stock of Chinaone consists of 1,000,000 shares of Common  Stock with par value of US$1.00 per share.  As of the date of execution of this Agreement, it has a total of one million (1,000,000) shares of common stock issued and outstanding.  All outstanding shares of Chinaone stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of  Chinaone were issued in compliance with all applicable securities laws.  Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Chinaone at any time, or upon the happening of any stated event, any shares of the capital stock of Chinaone.

(c)           Certificate of Incorporation, Bylaws and Minute Books.  The copies of the Articles of Incorporation and of the other corporate documents of Chinaone which have been delivered to the COMPANY are true, correct and complete copies thereof.  The minute books of Chinaone which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Chinaone since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d)           Authority.   Chinaone has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby.  Except as specified herein, no other corporate or shareholder proceedings on the part of Chinaone are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e)           Conflict with Agreements; Approvals.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of   Chinaone or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chinaone or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Chinaone in connection with the execution and delivery of this Agreement by , or the consummation by Chinaone of the transactions contemplated hereby.

(f)           Financial Statements.  Copies of Fuzhou’s unaudited financial statements for the fiscal year ended December 31, 2007, and its unaudited interim financial statements for the period ended September 30, 2008, have been delivered to the COMPANY.  By execution of this Agreement Chinaone acknowledges and represents that it will provide the COMPANY with financial statements of Fuzhou for the fiscal year ended December 31, 2008, audited in accordance with US GAAP within 60 days after the date of closing hereunder.

 (g)           Books and Records.   Chinaone has made and will make available for inspection by the COMPANY upon reasonable request all the books of account, relating to the business of Fuzhou. Such books of account of Fuzhou have been maintained in the ordinary course of business.  All documents furnished or caused to be furnished to the COMPANY by are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h)           Compliance with Laws.     Fuzhou is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(i)           Liabilities and Obligations. Fuzhou has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Fuzhou financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j)           Litigation.  There is no suit, action or proceeding pending, or, to the knowledge of Chinaone threatened against or affecting Fuzhou, which is reasonably likely to have a material adverse effect on Fuzhou, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against  Fuzhou, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k)          Taxes.   Fuzhou has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and Fuzhou has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. Chinaone knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(l)            Licenses, Permits; Intellectual Property.  Fuzhou owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

(m)          Shares Free and Clear.  The shares of  Fuzhou which Chinaone are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(n)          Unqualified Right to Transfer Shares.   Chinaone has the unqualified right to sell, assign, and deliver the portion of the shares of Fuzhou and, upon consummation of the transactions contemplated by this Agreement, the COMPANY  will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

ARTICLE III
COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1           Covenants of  Chinaone and THE COMPANY.  During the period from the date of this Agreement and continuing until the Effective Time,  Chinaone and the COMPANY each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a)           Ordinary Course.  Each of the COMPANY and Fuzhou shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b)           Dividends; Changes in Stock.  Neither the COMPANY,  nor Fuzhou shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c)           Issuance of Securities.   Except for issuance of shares upon exercise of currently outstanding options, neither the COMPANY nor Fuzhou shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d)           Governing Documents.  Neither the COMPANY nor Fuzhou  shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e)           No Dispositions.  Except for the transfer of assets in the ordinary course of business consistent with prior practice, neither the COMPANY nor Fuzhou shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f)           Indebtedness.  Neither the COMPANY nor Fuzhou shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2           Other Actions.  No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV
ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1           Restricted the COMPANY Shares.  The   Chinaone Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to applicable exemptions from such registration requirements for transactions not involving a public offering and/or for transactions which constitute “offshore transactions” as defined in Regulation S under the Securities Act of 1933.  Accordingly, the Chinaone Exchange Shares  will constitute "restricted securities" for purposes of the Securities Act and the holders of  the   Chinaone Exchange Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom.  The certificates evidencing the Chinaone Exchange Shares shall contain a legend to the foregoing effect and the holders of such shares shall deliver at Closing an Investment Letter acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

4.2           Access to Information.

Upon reasonable notice, the COMPANY and Chinaone shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all the respective properties, books, contracts, commitments and records of the COMPANY and Chinaone  and, during such period, each of the COMPANY and  Chinaone shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document of the COMPANY and   Fuzhou filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.3           Legal Conditions to Exchange.  Each of the COMPANY and Chinaone shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchanges and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Exchanges.  Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the COMPANY, Chinaone or any of their related entities or subsidiaries in connection with the Exchanges or the taking of any action contemplated thereby or by this Agreement.

4.4           The COMPANY Board of Directors and Officers.  The current directors of the COMPANY shall resign after appointing successors designated by  Chinaone and after the COMPANY shall have taken the steps necessary to notify shareholders of the change of directors through filing with the SEC and mailing to the shareholders of record the information required by Rule 14f-1 under the Securities Exchange Act of 1934.

4.5           Current Subsidiary of THE COMPANY.  The COMPANY shall, simultaneously with execution of this Agreement, enter into an agreement for disposition of its interest in Wholly Success Technology Group Limited, its wholly owned subsidiary.  Such agreement shall provide for closing of the sale or disposition of WHOLLY SUCCESS TECHNOLOGY GROUP LIMITED, simultaneously with, or as soon as reasonably possible after, the Closing of the share exchange under the terms of this Agreement.  The plan should be acceptable, and the COMPANY can avoid being considered a shell as long as the contract respectively signed by Chianone is material and Chinaone has a specific plan to proceed with implementation of its business.

ARTICLE V
CONDITIONS PRECEDENT

5.1           Conditions to Each Party's Obligation To Effect the Exchange.  The respective obligations of each party to effect the Exchanges shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

5.2           Conditions to Obligations of the COMPANY.  The obligation of the COMPANY to effect the Exchanges is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by the COMPANY:

(a)           Representations and Warranties.  The representations and warranties of Chinaone set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)           Performance of the Obligations of Chinaone. Chinaone shall have performed in all material respects all their respective obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)           Closing Documents.  The COMPANY shall have received such closing documents as counsel for the COMPANY shall reasonably request.

(d)          Consents.   Chinaone shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the COMPANY, individually or in the aggregate, have a material adverse effect on  Chinaone and its related entities taken as a whole upon the consummation of the transactions contemplated hereby. Chinaone shall also have received the approval of its shareholders in accordance with applicable law.

(f)           Due Diligence Review.  The COMPANY shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of  Fuzhou and shall not have determined that any of the representations or warranties of  Chinaone contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Chinaone is otherwise in violation of any of the provisions of this Agreement.

(g)           Pending Litigation.  There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of the COMPANY, made in good faith, would make the consummation of the Exchanges imprudent.  In addition, there shall not be any other litigation or other proceeding pending or threatened against Fuzhou, the consequences of which, in the judgment of the COMPANY, could be materially adverse to Fuzhou.

5.3           Conditions to Obligations of  Chinaone.  The obligation of Chinaone to effect the Exchange is subject to the satisfaction of the following conditions unless waived by Chinaone:

(a)           Increase in Authorized Capital.  Prior to Closing Date, the shareholders of the COMPANY shall approve the increase of the authorized share capital of COMPANY from 300,000,000 to 20,000,000,000.

(b)           Approval of Allotment.  Prior to Closing Date, the Board of Directors of the COMPANY shall pass the director’s resolution to approve the allotment of 17,233,332,000 shares of the Company common shares at par value per share.

(c)           The COMPANY’s liabilities.  The COMPANY shall not have any debts or liabilities, except legal and transfer agent fees (US$10,000) and accounting fees (US$33,000).

(d)           Representations and Warranties.  The representations and warranties of the COMPANY set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, Chinaone shall have received a certificate signed on behalf of the COMPANY by the President to such effect.

(e)           Performance of Obligations of the COMPANY.  The COMPANY shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Chinaone shall have received a certificate signed on behalf of the COMPANY by the President to such effect.

(f)           Closing Documents.    Chinaone shall have received such certificates and other closing documents as counsel for Chinaone shall reasonably request.

(g)           Consents.  The COMPANY shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(h)           Due Diligence Review.  Chinaone shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of the COMPANY and shall not have determined that any of the representations or warranties of the COMPANY contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that the COMPANY is otherwise in violation of any of the provisions of this Agreement.

(i)           Pending Litigation.  There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Chinaone, made in good faith, would make the consummation of the Exchange imprudent.  In addition, there shall not be any other litigation or other proceeding pending or threatened against the COMPANY the consequences of which, in the judgment of Chinaone, could be materially adverse to the COMPANY.

ARTICLE VI
TERMINATION AND AMENDMENT

6.1           Termination.  This Agreement may be terminated at any time prior to the Effective Time:

(a)           by overall consent of the COMPANY and Chinaone;

(b)           by any of the COMPANY or Chinaone if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchanges shall have become final and non-appealable; or

(c)           by any of the COMPANY or Chinaone, if the Exchanges shall not have been consummated before December 22, 2008.

6.2           Effect of Termination.  In the event of termination of this Agreement by any of Chinaone or the COMPANY as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto.  In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3           Amendment.  This Agreement may be amended by the agreement of THE COMPANY and Chinaone, provided that any such amendment must authorized by their respective Boards of Directors, and to the extent required by law, approved by their respective shareholders.   Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4           Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII
GENERAL PROVISIONS

7.1           Survival of Representations, Warranties and Agreements.  All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the COMPANY:
1065 Dobbs Ferry Road
White Plains, NY 10607
USA

(b)	If to Chinaone:
               7060 Marrington Road
               Richmond, BC, V7C, 1V5
               Canada

7.3           Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".  The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.5           Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law.  Each party hereby irrevocably submits to the jurisdiction of any Nevada state court or any federal court in the State of Nevada in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7           No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8           Publicity.  Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

7.9           Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for Share Exchange has been signed by the parties set forth below as of the date set forth above.

Chinaone Investment Ltd. By: /s/ Ping Lin Jeff Ho, President Date 12/26/08
CHINA SHOE HOLDINGS, INC. By: /s/ Gu Xianzhong, President Date 12/26/08